10K 99

$489,655.68
6.69%
$489,655.68
$514,917.86
$1,004,573.54
SUBORDINATED INTERESTS SERVICER REPORT	EXHIBIT 99.1

ORIGINAL DEAL PARAMETERS
Certificate Balance	$16,388,534.00
YSA Regular Interest Principal Balance	$2,339,486.00
Reserve Regular Interest Principal Balance	$7,570,982.00
Component A-1 Notional Amount	$164,000,000.00
Component A-2 Notional Amount	$218,000,000.00
Component A-3 Notional Amount	$183,114,000.00
Component B Notional Amount	$24,176,000.00

INPUTS FROM PREVIOUS PERIOD SUBORDINATED INTEREST SERVICER REPORT
Certificate Balance	N/A
Fixed-Rate Certificates Interest Shortfall	N/A
YSA Regular Interest Principal Balance	N/A
YSA Regular Interest Interest Shortfall	N/A
Reserve Regular Interest Principal Balance	N/A
Reserve Regular Interest Interest Shortfall	N/A
Component A-1 Notional Amount	N/A
Component A-2 Notional Amount	N/A
Component A-3 Notional Amount	N/A
Component B Notional Amount	N/A
Interest-Only Certificates Interest Shortfall	N/A
Certificate Yield Supplement Account Balance	N/A

CALCULATION OF DISTRIBUTABLE AMOUNTS
Wtd. Avg. Net APR (by Adjusted Contract Balance)	6.45%

Fixed-Rate Certificate Rate	6.45%
Fixed-Rate Certificateholders' Monthly Interest Distributable Amount	$1,061,157.58
Fixed-Rate Certificateholders' Interest Carryover Shortfall	$892,612.80
Fixed-Rate Certificateholders' Interest Distributable Amount	$1,953,770.37

Yield Supplement Account Reinvestment Income	$66,101.36
YSA Regular Interest Rate	5.17%
YSA Regular Interestholders' Monthly Interest Distributable Amount	$66,101.36
YSA Regular Interestholders' Interest Carryover Shortfall	$51,565.27
YSA Regular Interestholders' Interest Distributable Amount	$117,666.63

Reserve Account Reinvestment Income	$489,655.68
Reserve Account Regular Interest Rate	6.69%
Reserve Account Regular Interestholders' Monthly Interest Distributable Amount	$489,655.68
Reserve Account Regular Interestholders' Interest Carryover Shortfall	$514,917.86
Reserve Account Regular Interestholders' Interest Distributable Amount	$1,004,573.54

Component A-1 Rate	0.8125%
Component A-2 Rate	0.7000%
Component A-3 Rate	0.6000%
Component B Rate	0.6000%
Interest-Only Certificateholders' Monthly Interest Distributable Amount	$2,521,564.57
Interest-Only Certificateholders' Interest Carryover Shortfall	$21,415,327.58
Interest-Only Certificateholders' Interest Distributable Amount	$23,936,892.15

Deposit to Certificate Distribution Account from Collection Account plus
Certificate Yield Supplement Deposit Amount plus
Reinvestment Income on Certificate Yield Supplement Account	$1,235,576.04
Deposit to Certificate Distribution Account from Principal Distribution Account	$0.00
Deposit to Certificate Distribution Account from Yield Supplement Account	$908,389.62
Deposit to Certificate Distribution Account from Reserve Account	$0.00
Total Deposit to Certificate Distribution Account	$2,143,965.67

DISTRIBUTIONS FROM CERTIFICATE DISTRIBUTION ACCOUNT
1. Sub. Holders' Interest Distributable Amount for Fixed-Rate Certificates	$620,032.87
2. Principal to Fixed Rate Certificateholders	$0.00
3. Sub. Holders' Interest Distributable Amount for YSA Regular Interest	$43,338.03
4. (x) Deposit to Certificate Yield Supplement Account	$0.00
4. (y) Principal to YSA Regular Interestholders	$908,389.62
5. Sub. Holders' Interest Distributable Amount for Reserve Regular Interest	$275,454.70
6. Principal to Reserve Regular Interestholders	$0.00
7. Sub. Holders' Interest Distributable Amount for Interest-Only Certificates	$296,750.45
8. Deposit to the Collection Account	$0.00
9. Any remaining amounts to the Residual Certificateholder	$0.00

RECONCILIATION OF CERTIFICATE YIELD SUPPLEMENT ACCOUNT
Beginning Certificate Yield Supplement Account Balance	$0.00
Certificate Yield Supplement Account Requirement	$0.00
Deposit to Certificate Yield Supplement Account from Certificate Distribution Account	$0.00
Specified Certificate Yield Supplement Account Balance	$0.00
Certificate Yield Supplement Deposit Amount	$0.00
Certificate Yield Supplement Account Reinvestment Income	$0.00
Certificate Yield Supplement Account Release paid to YSA Regular Interest as Prin	$0.00
Ending Certificate Yield Supplement Account	$0.00

SUMMARY OF DISTRIBUTIONS
Fixed-Rate Certificates Interest Paid	$620,032.87
Fixed-Rate Certificates Interest Shortfall	$1,333,737.50
Fixed-Rate Certificates Principal Paid	$0.00
Ending Fixed-Rate Certificates Principal Balance	$16,388,534.00

YSA Regular Interest Interest Paid	$43,338.03
YSA Regular Interest Interest Shortfall	$74,328.61
YSA Regular Interest Principal Paid	$908,389.62
Ending YSA Regular Interest Principal Balance	$794,894.94

Reserve Regular Interest Interest Paid	$275,454.70
Reserve Regular Interest Interest Shortfall	$729,118.84
Reserve Regular Interest Principal Paid	$0.00
Ending Reserve Regular Interest Principal Balance	$7,570,982.00

Interest-Only Certificates Interest Paid	$296,750.45
Interest-Only Certificates Interest Shortfall	$23,640,141.70
Ending Interest-Only Certificates Notional Balance	$373,462,688.53

Distributions to Residual Interest	$0.00

STATEMENT TO NOTEHOLDERS	EXHIBIT 99.2

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114AV2)	$50,604,904.68
per $1,000 original principal balance	$308.5665

(b) Class A-2 Notes (CUSIP No. 149114AW0)	$165,222,406.79
per $1,000 original principal balance	$757.9009

(c) Class A-3 Notes (CUSIP No. 149114AX8)	$0.00
per $1,000 original principal balance	$0.0000

(d) Class B Notes (CUSIP No. 149114AY6)	$0.00
per $1,000 original principal balance	$0.0000

(f) Total	$215,827,311.47

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114AV2)	$464,874.11
per $1,000 original principal balance	$2.8346

(b) Class A-2 Notes (CUSIP No. 149114AW0)	$9,095,454.55
per $1,000 original principal balance	$41.7223

(c) Class A-3 Notes (CUSIP No. 149114AX8)	$10,712,169.00
per $1,000 original principal balance	$58.5000

(d) Class B Notes (CUSIP No. 149114AY6)	$1,414,296.00
per $1,000 original principal balance	$58.5000

(f) Total	$21,686,793.67

(iii) Pool Balance at end of related collection period	$276,456,127.21

(iv) After giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$113,395,095.32
(2) Class A-1 Note Pool Factor	0.6914335

(b) (1) outstanding principal amount of Class A-2 Notes	$52,777,593.21
(2) Class A-2 Note Pool Factor	0.2420991

(c) (1) outstanding principal amount of Class A-3 Notes	$183,114,000.00
(2) Class A-3 Note Pool Factor	1.0000000

(d) (1) outstanding principal amount of Class B Notes	$24,176,000.00
(2) Class B Note Pool Factor	1.0000000

(v) Amount of Servicing Fee paid	$3,677,021.21

(vi) Aggregate Amount of Realized Losses for Collection Period	$1,802,524.88

(vii) Aggregate Purchase Amounts for Collection Period	$0.00

(viii) Balance of the Reserve Account at end of related Collection Period	$7,570,982.00

(ix) Specified Reserve Account Balance at end of related Collection Period	$7,570,982.00

(x) Balance of the Yield Supplement Account at end of related Collection Period	$794,894.94

(xi) Specified Yield Supplement Account Balance at end of related Collection Period	$794,894.94

Caterpillar Financial Asset Trust 1998-A
SERVICING REPORT

Distribution Date	1999 YEAR END

Collection Period Month Begin
Collection Period Month End	YEAR END STATEMENT
Previous Payment Date (or Closing Date)	AS OF 12/31/99
Actual Days in Accrual Period

ORIGINAL DEAL PARAMETERS
Original Pool Balance	$605,678,534.22
Number of Contracts	8,218
Wtd. Avg. APR	7.53%
Wtd. Avg. Remaining Term	41
Annual Servicing Fee Rate	1.00%
Reserve Account Initial Deposit	$7,570,982.00
Yield Supplement Account Deposit	$2,339,486.00
Class A-1 Note Original Principal Balance	$164,000,000.00
Class A-1 Note Rate	5.6375%
Class A-1 Note Final Scheduled Distribution Date	July 26, 1999
Class A-1 CUSIP Number	149114AV2
Class A-2 Note Original Principal Balance	$218,000,000.00
Class A-2 Note Rate	5.75%
Class A-2 Note Final Scheduled Distribution Date	September 25, 2001
Class A-2 CUSIP Number	149114AW0
Class A-3 Note Original Principal Balance	$183,114,000.00
Class A-3 Note Rate	5.85%
Class A-3 Note Final Scheduled Distribution Date	April 25, 2003
Class A-3 CUSIP Number	149114AX8
Class B Note Original Principal Balance	$24,176,000.00
Class B Note Rate	5.85%
Class B Note Final Scheduled Distribution Date	July 26, 2004
Class B CUSIP Number	149114AY6
Certificate Balance	$16,388,534.00
Required Rate	6.85%

INPUTS FROM PREVIOUS PERIOD SERVICER REPORT
Pool Balance	N/A
Number of Contracts	N/A
Wtd. Avg. APR	N/A
Wtd. Avg. Remaining Term	N/A
Reserve Account Balance	N/A
Yield Supplement Account Balance	N/A
Class A-1 Note Outstanding Principal Balance	N/A
Class A-1 Note Interest Shortfall	N/A
Class A-2 Note Outstanding Principal Balance	N/A
Class A-2 Note Interest Shortfall	N/A
Class A-3 Note Outstanding Principal Balance	N/A
Class A-3 Note Interest Shortfall	N/A
Class B Note Outstanding Principal Balance	N/A
Class B Note Interest Shortfall	N/A
Servicing Fee Shortfall	N/A

CURRENT COLLECTION PERIOD ACTIVITY
Total Interest Collections	$27,833,235.76
Yield Supplement Deposit Amount	$12,923.01
Total Principal Collections	$207,506,994.57
Residual Collections	$2,174,437.26
Warranty Repurchases Contracts	$0.00
Administrative Repurchases	$0.00
Liquidation Proceeds	$4,343,354.76
Reserve Account Reinvestment Income	$489,655.68
Yield Supplement Account Reinvestment Income	$66,101.36
Previous Period Deposit from Certificate Distribution Account	$0.00
Total Available Amount	$242,426,702.40

Beginning Pool Balance	$492,283,438.68
Ending Pool Balance	$276,456,127.21
Number of Contracts at Beginning of Period	7,836
Number of Contracts at End of Period	6,350
Wtd. Avg. APR	7.45%
Wtd. Avg. Remaining Term	26
Aggregate Scheduled Amounts 31-60 days past due	$2,731,688.39
Aggregate Scheduled Amounts 61 days or more past due	$2,650,814.18
Net Losses on Liquidated Receivables this Period	$1,802,524.88
Repossessed Equipment not Sold or Reassigned (Beginning)	$1,682,446.32
Repossessed Equipment not Sold or Reassigned (End)	$1,237,880.71
Specified Yield Supplement Account Balance	$794,894.94

CALCULATION OF DISTRIBUTABLE AMOUNTS
Servicing Fee Due	$4,718,894.27
Is CFSC or Affiliate Servicer?	Yes

Class A-1 Noteholders' Monthly Interest Distributable Amount	$464,874.11
Class A-1 Noteholders' Interest Carryover Shortfall	$0.00
Class A-1 Noteholders' Interest Distributable Amount	$464,874.11

Class A-2 Noteholders' Monthly Interest Distributable Amount	$9,095,454.55
Class A-2 Noteholders' Interest Carryover Shortfall	$0.00
Class A-2 Noteholders' Interest Distributable Amount	$9,095,454.55

Class A-3 Noteholders' Monthly Interest Distributable Amount	$10,712,169.00
Class A-3 Noteholders' Interest Carryover Shortfall	$0.00
Class A-3 Noteholders' Interest Distributable Amount	$10,712,169.00

Class A Noteholders' Monthly Interest Distributable Amount	$20,272,497.67
Class A Noteholders' Interest Carryover Shortfall	$0.00
Class A Noteholders' Interest Distributable Amount	$20,272,497.67

First Priority Principal Distribution Amount	$0.00

Class B Noteholders' Monthly Interest Distributable Amount	$1,414,296.00
Class B Noteholders' Interest Carryover Shortfall	$0.00
Class B Noteholders' Interest Distributable Amount	$1,414,296.00

Second Priority Principal Distribution Amount	$23,084,902.52

Regular Principal Distribution Amount	$192,815,442.63

Total Required Payment	$44,771,696.19

Draw from Reserve Account	$0.00
Draw from Yield Supplement Account	$0.00

Total Distribution Amount	$242,426,702.40

DISTRIBUTIONS FROM COLLECTION ACCOUNT
1. Servicing Fee (if CFSC or Affiliate is NOT servicer)	$0.00
2. Class A Noteholders' Interest Distributable Amount to Class A Noteholders	$20,272,497.67
3. First Priority Principal Distribution Amount to Principal Distribution Account	$0.00
4. Class B Noteholders' Interest Distributable Amount to Class B Noteholders	$1,414,296.00
5. Second Priority Principal Distribution Amount to Principal Distribution Account	$23,084,902.52
6. Deposit to Yield Supplement Account	$0.00
7. Deposit to Reserve Account	$0.00
8. Regular Principal Distribution Amount to Principal Distribution Account	$192,742,408.95
9. Servicing Fee (if CFSC or Affiliate IS servicer)	$3,677,021.21
10. Deposit to Certificate Distribution Account	$1,235,576.04

DISTRIBUTIONS FROM PRINCIPAL DISTRIBUTION ACCOUNT
1. Principal to Class A-1 Noteholders	$50,604,904.68
2. Principal to Class A-2 Noteholders	$165,222,406.79
3. Principal to Class A-3 Noteholders	$0.00
4. Principal to Class B Noteholders	$0.00
5. Deposit to Certificate Distribution Account	$0.00

RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance	$7,570,982.00
Draw from Reserve Account to cover shortfalls	$0.00
Interim Specified Reserve Account Balance	$90,851,784.00
Deposit to Reserve Account Needed	$0.00
Deposit to Reserve Account from Collection Account	$0.00
Specified Reserve Account Balance	$7,570,982.00
Reserve Account Release deposited into Certificate Distribution Account	$0.00
Ending Reserve Account Balance	$7,570,982.00

RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
Beginning YSA Balance	$2,339,486.00
Beginning Adjusted Pool Balance	$492,283,438.68
Yield Supplement Deposit Amount	$12,923.01
Draw from Yield Supplement Account to cover shortfalls	$0.00
Specified Yield Supplement Account Balance	$794,894.94
Deposit to Yield Supplement Account Needed	$0.00
Deposit to Yield Supplement Account from Collection Account	$0.00
Yield Supplement Account Release deposited into Certificate Distribution Account	$1,531,668.05
Ending Yield Supplement Account Balance	$794,894.94

SUMMARY OF DISTRIBUTIONS
Servicing Fee Paid to Servicer	$3,677,021.21
Servicing Fee Shortfall	$1,041,873.05

Class A-1 Interest Paid	$464,874.11
Class A-1 Interest Shortfall	$0.00
Class A-1 Principal Paid	$50,604,904.68
Ending Class A-1 Principal Balance	$113,395,095.32

Class A-2 Interest Paid	$9,095,454.55
Class A-2 Interest Shortfall	$0.00
Class A-2 Principal Paid	$165,222,406.79
Ending Class A-2 Principal Balance	$52,777,593.21

Class A-3 Interest Paid	$10,712,169.00
Class A-3 Interest Shortfall	$0.00
Class A-3 Principal Paid	$0.00
Ending Class A-3 Principal Balance	$183,114,000.00

Class B Interest Paid	$1,414,296.00
Class B Interest Shortfall	$0.00
Class B Principal Paid	$0.00
Ending Class B Principal Balance	$24,176,000.00

Deposit to Certificate Distribution Account	$2,767,244.10

Last Updated on 2/22/00
By cfs